Exhibit 99.1

ELDORADO RESORTS REPORTS SECOND QUARTER NET REVENUE OF $426.8 MILLION, OPERATING INCOME OF $(17.6) MILLION AND ADJUSTED EBITDA OF $100.0 MILLION

Reno, Nev. (August 8, 2017) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) today reported operating results for the second quarter ended June 30, 2017.

			Total Net Revenue
($ in thousands, except per share data)			Three Months Ended
			June 30,
	2017	2017 Pre- Acquisition(1)	2017 Total(2)	2016	2016 Pre- Acquisition(3)	2016 Total(2)	Change
West	$98,360	$11,001	$109,361	$84,161	$31,730	$115,891	(5.6)%
Midwest	67,503	36,279	103,782	—	102,247	102,247	1.5%
South	69,617	21,259	90,876	32,088	63,232	95,320	(4.7)%
East	119,564	2,990	122,554	115,066	9,375	124,441	(1.5)%
Corporate and Other	136	45	181	—	20	20	805.0%

Total Net Revenue	$355,180	$71,574	$426,754	$231,315	$206,604	$437,919	(2.5)%

			Operating (Loss) Income
($ in thousands, except per share data)			Three Months Ended
			June 30,
	2017	2017 Pre- Acquisition(1)	2017 Total(2)	2016	2016 Pre- Acquisition(3)	2016 Total(2)	Change
West	$16,468	$2,709	$19,177	$13,655	$6,163	$19,818	(3.2)%
Midwest	15,408	10,637	26,045	—	20,387	20,387	27.8%
South	11,069	3,943	15,012	5,541	10,131	15,672	(4.2)%
East	18,153	(197)	17,956	14,934	(1,215)	13,719	30.9%
Corporate and Other	(93,214)	(2,550)	(95,764)	(4,475)	(8,464)	(12,939)	(640.1)%

Total Operating (Loss) Income	$(32,116)	$14,542	$(17,574)	$29,655	$27,002	$56,657	(131.0)%

			Adjusted EBITDA
($ in thousands, except per share data)			Three Months Ended
			June 30,
	2017	2017 Pre- Acquisition(1)	2017 Total(2)	2016	2016 Pre- Acquisition(3)	2016 Total(2)	Change
West	$23,105	$3,640	$26,745	$18,915	$8,297	$27,212	(1.7)%
Midwest	20,468	12,686	33,154	—	30,224	30,224	9.7%
South	15,774	5,425	21,199	7,456	14,343	21,799	(2.8)%
East	26,541	42	26,583	24,039	(124)	23,915	11.2%
Corporate and Other (3)	(5,917)	(1,729)	(7,646)	(3,758)	(6,623)	(10,381)	26.3%

Total Adjusted EBITDA (4)	$79,971	$20,064	$100,035	$46,652	$46,117	$92,769	7.8%

Net (Loss) Income	$(46,328)			$10,791

Basic EPS	$(0.69)			$0.23

Diluted EPS	$(0.69)			$0.23

($ in thousands, except per share data)			Total Net Revenue Six Months Ended June 30,
	2017	2017 Pre- Acquisition(1)	2017 Total (2)	2016	2016 Pre- Acquisition(3)	2016 Total (2)	Change
West	$161,061	$43,414	$204,475	$156,932	$63,759	$220,691	(7.3)%
Midwest	67,503	142,237	209,740	—	207,149	207,149	1.3%
South	101,528	92,002	193,530	66,530	137,631	204,161	(5.2)%
East	225,877	11,717	237,594	221,419	17,724	239,143	(0.6)%
Corporate and Other	136	226	362	—	30	30	1,106.7%

Total Net Revenue	$556,105	$289,596	$845,701	$444,881	$426,293	$871,174	(2.9)%

($ in thousands, except per share data)			Operating (Loss) Income Six Months Ended June 30,
	2017	2017 Pre- Acquisition(1)	2017 Total (2)	2016	2016 Pre- Acquisition(3)	2016 Total (2)	Change
West	$17,994	$9,525	$27,519	$19,219	$13,109	$32,328	(14.9)%
Midwest	15,408	34,819	50,227	—	42,867	42,867	17.2%
South	16,987	19,165	36,152	12,043	26,179	38,222	(5.4)%
East	33,195	(1,072)	32,123	28,665	(2,543)	26,122	23.0%
Corporate and Other	(101,551)	(8,811)	(110,362)	(12,010)	(15,520)	(27,530)	300.9%

Total Operating (Loss) Income	$(17,967)	$53,626	$35,659	$47,917	$64,092	$112,009	(68.2)%

($ in thousands, except per share data)			Adjusted EBITDA Six Months Ended June 30,
	2017	2017 Pre- Acquisition(1)	2017 Total(2)	2016	2016 Pre- Acquisition(3)	2016 Total (2)	Change
West	$29,434	$13,231	$42,665	$29,908	$17,427	$47,335	(9.9)%
Midwest	20,468	46,856	67,324	—	62,636	62,636	7.5%
South	23,624	24,918	48,542	15,903	34,483	50,386	(3.7)%
East	50,619	(120)	50,499	46,944	(376)	46,568	8.4%
Corporate and Other (4)	(10,769)	(5,996)	(16,765)	(7,766)	(11,996)	(19,762)	(15.2)%

Total Adjusted EBITDA (5)	$113,376	$78,889	$192,265	$84,989	$102,174	$187,163	2.7%

Net (Loss) Income	$(45,307)			$14,160

Basic EPS	$(0.79)			$0.30

Diluted EPS	$(0.79)			$0.30

(1)	Figures are for Isle of Capri Casinos, Inc. (“Isle”) for the one and four months ended April 30, 2017, the day before ERI acquired Isle on May 1, 2017. ERI reports its financial results on a calendar fiscal year. Prior to the Company’s acquisition of Isle, Isle’s fiscal year typically ended on the last Sunday in April. Isle’s fiscal 2017 and 2016 were 52-week years, which commenced on April 25, 2016 and April 27, 2015, respectively. Such figures were prepared by the Company to reflect Isle’s unaudited consolidated historical net revenues and Adjusted EBITDA for periods corresponding to ERI’s fiscal quarterly calendar. Such figures are based on the unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(2)	Total figures for 2016 and 2017 include combined results of operations for Isle and ERI for periods preceding the date that ERI acquired Isle. Such presentation does not conform with GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.
(3)	Figures are for Isle the three and six months ended June 30, 2016. Such figures were prepared by the Company to reflect Isles’ unaudited consolidated historical net revenues, operating income and Adjusted EBITDA for periods corresponding to ERI’s fiscal quarterly calendar. Such figures are based on the unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(4)	Corporate for six months ended June 30, 2016 excludes severance expense of $1.5 million.
(5)	Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to operating income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP

“Eldorado’s operating momentum and financial growth continued in the second quarter as, on a combined basis after giving effect to the acquisition of Isle of Capri, Adjusted EBITDA rose 7.8% year over year,” said Gary Carano, Chairman and Chief Executive Officer of Eldorado. “Our second quarter growth was broad-based as Adjusted EBITDA improved at 13 of our 19 properties and we delivered year over year property margin increases at our West, Midwest and East regions and flat margin results for our South region. As a result, Eldorado’s combined consolidated Adjusted EBITDA margin improved 230 basis points in the quarter to 23.4%.

“Our expanded scale following the May 1 completion of the Isle of Capri transaction significantly diversified our Adjusted EBITDA composition, as no single market accounted for more than approximately 15% of total property Adjusted EBITDA in the second quarter. Overall, our second quarter results continue to highlight the efficacy of our strategy to build shareholder value by leveraging our proven operating model into a more diversified regional gaming entity.

“Our integration of the Isle of Capri properties is off to a very strong start. We have already achieved nearly $30 million of the anticipated $35 million in annual synergies and with the implementation of a four region reporting structure we are bringing best-practice operating strategies from across the organization down to the property-level quickly and efficiently. We have started to implement such best practices from our legacy and newly acquired operations as we target further margin enhancement and elevated guest service and satisfaction across the entire property portfolio. Looking ahead, we believe that there are significant opportunities for continued margin enhancement as we extract a range of efficiencies from our marketing, advertising, player promotion, and food and beverage operations.

“We are also evaluating opportunities across our portfolio for return-focused investments that are intended to unlock underlying value in properties and drive future profitable growth. Eldorado has a solid record of success in undertaking property-specific enhancements that elevate the guest experience and its market competitiveness while also generating a return on our investment. Thus far in 2017, we have completed the renovation of 153 rooms and the Showroom at Eldorado Reno, the new Canter’s Delicatessen and poker room opening at Silver Legacy, and upgrades at Circus Circus which include the renovation of 648 rooms, a redesigned 6,700 square foot video arcade, and new food and beverage operations including Madame Butterworks Curious Café, Kanpai Sushi, El Jefe’s Cantina and the new food court featuring three distinct culinary options, with Habit Burger, Piezzetta Pizza Kitchen and Panda Express. This comprehensive facility enhancement program is helping Eldorado deliver a more integrated experience across the Reno Tri-Properties’ operations for our guests while also providing a variety of amenities that makes each property feel distinctive and unique.

“We are very optimistic as we look forward to the second half of the year, and believe our successful integration of the Isle of Capri properties to date, the benefit of our expanded scale, and the ongoing implementation of operating strategies have positioned the Company to deliver additional value for our shareholders.”

Balance Sheet and Liquidity

At June 30, 2017, Eldorado had $103.6 million in cash and cash equivalents and $22.6 million in restricted cash. Outstanding indebtedness at June 30, 2017 totaled $2.3 billion, including $90 million outstanding on the Company’s revolving credit facility. Our purchase price accounting is preliminary as of June 30, 2017. Capital expenditures in the second quarter and first six months of 2017 totaled $23.6 million and $29.8 million, respectively. The Company expects 2017 full-year capital expenditures of $80.0 million, with approximately $26.8 million allocated to project cap-ex and the remaining $53.2 million for maintenance cap-ex.

“Our expanded scale is delivering the expected benefit in free cash flow as we paid down $39.5 million of debt in the second quarter,” said Tom Reeg, President and Chief Financial Officer. “Our priority continues to be to deploy free cash flow to reduce leverage which should position us to pursue future growth opportunities.”

Eldorado expects the $134.5 million sale of Isle of Capri Hotel Lake Charles to close later in 2017, subject to regulatory approval, and the Company intends to allocate all of the net proceeds from the sale to debt reduction. The operations of Lake Charles has been classified as discontinued operations and as assets held for sale for all periods presented.

Summary of 2017 Second Quarter Region Results

Reflecting the completion on May 1 of the Company’s acquisition of Isle of Capri, Eldorado has changed its quarterly property results reporting to report results in four regions. The new reporting format is also consistent with changes the Company has made in its management reporting structure.

West Region (Reno Tri-Properties, Isle Casino Hotel Black Hawk and Lady Luck Casino Black Hawk)

Net revenue for the West Region properties for the quarter ended June 30, 2017 declined approximately 5.6% to $109.4 million compared to $115.9 million in the prior-year period, with operating income of $19.2 million compared to $19.8 million in the year-ago quarter. Adjusted EBITDA was $26.7 million reflecting an Adjusted EBITDA margin of 24.5% compared to Adjusted EBITDA of $27.2 million on an Adjusted EBITDA margin of 23.5% in the prior-year period. Net revenue, operating income and Adjusted EBITDA for the West region in the second quarter of 2017 were impacted by a challenging comparison to the prior year period which included the benefit to the Reno Tri-Properties’ operations from the men’s bowling tournament.

Midwest Region (Isle Casino Waterloo, Isle Casino Bettendorf, Isle of Capri Casino Boonville, Isle Casino Cape Girardeau, Lady Luck Casino Caruthersville and Isle of Capri Casino Kansas City)

Net revenue for the Midwest Region properties for the quarter ended June 30, 2017 increased approximately 1.5% to $103.8 million compared to $102.2 million in the prior-year period, with operating income of $26.0 million compared to $20.4 million in the year-ago quarter. Adjusted EBITDA rose approximately 9.7% to $33.2 million as the Adjusted EBITDA margin for the segment rose 230 basis points to 31.9%. Adjusted EBITDA increased year over year at five of the six Midwest Region properties. Adjusted EBITDA for the Midwest Region in the prior-year period was $30.2 million reflecting an Adjusted EBITDA margin of 29.6%.

South Region (Isle Casino Racing Pompano Park, Eldorado Shreveport, Isle of Capri Casino Lula and Lady Luck Casino Vicksburg)

Net revenue for the South Region properties for the quarter ended June 30, 2017 declined approximately 4.7% to $90.9 million compared to $95.3 million in the prior-year period, with operating income of $15.0 million compared to $15.7 million in the year-ago quarter. Adjusted EBITDA was $21.2 million compared to Adjusted EBITDA of $21.8 million in the prior-year period with Adjusted EBITDA margin for the region increasing 40 basis points to 23.3%. The South Region results were impacted by severe flooding in 2017 over the course of approximately seven days at Lady Luck Casino in Vicksburg, MS, which remained opened but experienced a significant decline in visitation throughout the seven-day period.

East Region (Presque Isle Downs and Casino, Lady Luck Casino Nemacolin, Eldorado Scioto Downs Racino and Mountaineer Casino, Racetrack and Resort) Net revenue for the East Region properties for the quarter ended June 30, 2017 declined approximately 1.5% to $122.6 million compared to $124.4 million in the prior-year period, with operating income of $18.0 million compared to $13.7 million in the year-ago quarter. Despite the modest revenue decline, Adjusted EBITDA for the East Region rose 11.2% to $26.6 million compared to Adjusted EBITDA of $23.9 million in the prior-year period as the East region’s Adjusted EBITDA margin improved 240 basis points to 21.7%. The East region’s three largest properties delivered year-over-year Adjusted EBITDA growth, including the tenth consecutive quarter of Adjusted EBITDA growth for Eldorado Scioto Downs and the second consecutive quarter of double digit growth at Mountaineer Casino, Racetrack & Resort which continues to benefit from the Company’s initiatives to improve amenities and right-size operating expenses to match current visitation and revenue volumes.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA (defined below), a non GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. Adjusted EBITDA represents operating income (loss) before depreciation and amortization, stock based compensation, transaction expenses, S-1 expenses, severance expenses and other, which includes equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property, and other regulatory gaming assessments, including the impact of the change in regulatory reporting requirements, to the extent that such items existed in the periods presented. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with U.S. GAAP, is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Second Quarter Conference Call

Eldorado will host a conference call at 4:30 p.m. ET today. Senior management will discuss the financial results and host a question and answer session. The dial in number for the audio conference call is 719/457-2701, conference ID 9062486 (domestic and international callers). Participants can also access a live webcast of the call through the “Events & Presentations” section of Eldorado’s website at http://www.eldoradoresorts.com/ and a replay of the webcast will be archived on the site for 90 days following the live event.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates nineteen properties in ten states, including Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, Nevada, Ohio, Pennsylvania and West Virginia. In aggregate, Eldorado’s properties feature approximately 20,000 slot machines and VLTs, more than 550 table games and over 6,500 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,”

“believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. Such risks, uncertainties and other important factors include, but are not limited to: Eldorado’s ability to promptly and effectively integrate the business of Eldorado and Isle and realize synergies resulting from the combined operations; our substantial indebtedness and the impact of such obligations on our operations and liquidity; competition; sensitivity of our operations to reductions in discretionary consumer spending and changes in general economic and market conditions; governmental regulations and increases in gaming taxes and fees in jurisdictions in which we operate; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Thomas Reeg	Joseph N. Jaffoni, Richard Land
President and Chief Financial Officer	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

- tables follow -

ELDORADO RESORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
REVENUES:
Casino	$298,182	$178,459	$460,966	$347,537
Pari-mutuel commissions	4,143	2,893	4,784	3,577
Food and beverage	46,438	36,967	75,951	70,706
Hotel	28,924	25,677	46,937	45,842
Other	11,550	11,014	20,145	21,899

	389,237	255,010	608,783	489,561
Less-promotional allowances	(34,057)	(23,695)	(52,678)	(44,680)

Net operating revenues	355,180	231,315	556,105	444,881

EXPENSES:
Casino	152,417	100,374	242,870	196,636
Pari-mutuel commissions	4,874	2,931	6,081	4,255
Food and beverage	22,834	20,783	40,255	40,511
Hotel	8,026	7,979	14,629	15,108
Other	5,644	6,618	10,923	12,692
Marketing and promotions	20,158	9,766	30,214	19,341
General and administrative	55,379	32,380	87,154	64,035
Corporate	7,442	4,354	14,016	11,258
Depreciation and amortization	24,909	15,583	40,513	31,787

Total operating expenses	301,683	200,768	486,655	395,623
LOSS ON SALE OF ASSET OR DISPOSAL OF PROPERTY	(89)	(836)	(57)	(765)
ACQUISITION CHARGES	(85,464)	(56)	(87,078)	(576)
EQUITY IN LOSS OF UNCONSOLIDATED AFFILIATE	(60)	—	(282)	—

OPERATING (LOSS) INCOME	(32,116)	29,655	(17,967)	47,917

OTHER EXPENSE:
Interest expense, net	(27,527)	(12,795)	(40,197)	(25,786)
Loss on early retirement of debt, net	(27,317)	(89)	(27,317)	(155)

Total other expense	(54,844)	(12,884)	(67,514)	(25,941)

NET (LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(86,960)	16,771	(85,481)	21,976
BENEFIT (PROVISION) FOR INCOME TAXES	39,677	(5,980)	39,219	(7,816)

NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(47,283)	10,791	(46,262)	14,160
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAXES	955	—	955	—

NET (LOSS) INCOME	$(46,328)	$10,791	$(45,307)	$14,160

(Loss) income per common share attributable to common stockholders - basic:
Net (loss) income from continuing operations	$(0.70)	$0.23	$(0.81)	$0.30
Income from discontinued operations net of income taxes	0.01	—	0.02	—

Net (loss) income attributable to common stockholders	$(0.69)	$0.23	$(0.79)	$0.30

(Loss) income per common share attributable to common stockholders - diluted:
Net (loss) income from continuing operations	$(0.70)	$0.23	$(0.81)	$0.30
Income from discontinued operations, net of income taxes	0.01	—	0.02	—

Net (loss) income attributable to common stockholders	$(0.69)	$0.23	$(0.79)	$0.30

Weighted Average Basic Shares Outstanding	67,453,095	47,071,608	57,405,834	46,966,391

Weighted Average Diluted Shares Outstanding	68,469,191	47,721,075	58,339,438	47,591,958

The accompanying condensed notes are an integral part of these consolidated financial statements.

ELDORADO RESORTS, INC.

SUMMARY INFORMATION AND RECONCILIATION OF

OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

	Three Months Ended June 30, 2017
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Transaction Expenses	Severance Expense	Other (6)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$16,468	$6,576	$52	$—	$36	$(27)	$23,105
Midwest	15,408	4,966	86	—	1	7	20,468
South	11,069	4,662	40	—	3	—	15,774
East	18,153	8,273	4	—	22	89	26,541
Corporate	(93,214)	432	1,123	85,464	300	(22)	(5,917)

Total Excluding Pre-Acquisition	$(32,116)	$24,909	$1,305	$85,464	$362	$47	$79,971

Pre-Acquisition (1):
West	$2,709	$925	$2	$—	$—	$4	$3,640
Midwest	10,637	2,001	14	—	5	29	12,686
South	3,943	1,442	7	—	—	33	5,425
East	(197)	239	—	—	—	—	42
Corporate	(2,550)	96	461	286	—	(22)	(1,729)

Total Pre-Acquisition	$14,542	$4,703	$484	$286	$5	$44	$20,064

Including Pre-Acquisition:
West	$19,177	$7,501	$54	$—	$36	$(23)	$26,745
Midwest	26,045	6,967	100	—	6	36	33,154
South	15,012	6,104	47	—	3	33	21,199
East	17,956	8,512	4	—	22	89	26,583
Corporate	(95,764)	528	1,584	85,750	300	(44)	(7,646)

Total Including Pre-Acquisition (2)	$(17,574)	$29,612	$1,789	$85,750	$367	$91	$100,035

	Three Months Ended June 30, 2016
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Transaction Expenses	Severance Expense	Other (6)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$13,655	$5,046	$—	$—	$—	$214	$18,915
Midwest	—	—	—	—	—	—	—
South	5,541	1,964	—	—	—	(49)	7,456
East	14,934	8,459	—	—	—	646	24,039
Corporate	(4,475)	114	579	56	17	(49)	(3,758)

Total Excluding Pre-Acquisition	$29,655	$15,583	$579	$56	$17	$762	$46,652

Pre-Acquisition (3):
West	$6,163	$2,122	$12	$—	$—	$—	$8,297
Midwest	20,387	9,236	45	—	—	556	30,224
South	10,131	4,188	24	—	—	—	14,343
East	(1,215)	1,091	—	—	—	—	(124)
Corporate	(8,464)	344	1,307	—	—	190	(6,623)

Total Pre-Acquisition	$27,002	$16,981	$1,388	$—	$—	$746	$46,117

Including Pre-Acquisition:
West	$19,818	$7,168	$12	$—	$—	$214	$27,212
Midwest	20,387	9,236	45	—	—	556	30,224
South	15,672	6,152	24	—	—	(49)	21,799
East	13,719	9,550	—	—	—	646	23,915
Corporate	(12,939)	458	1,886	56	17	141	(10,381)

Total Including Pre-Acquisition (2)	$56,657	$32,564	$1,967	$56	$17	$1,508	$92,769

	Six Months Ended June 30, 2017
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Transaction Expenses	Severance Expense	Other (6)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$17,994	$11,219	$52	$—	$196	$(27)	$29,434
Midwest	15,408	4,966	86	—	1	7	20,468
South	16,987	6,594	40	—	3	—	23,624
East	33,195	17,153	4	—	22	245	50,619
Corporate	(101,551)	581	2,856	87,078	289	(22)	(10,769)

Total Excluding Pre-Acquisition	$(17,967)	$40,513	$3,038	$87,078	$511	$203	$113,376

Pre-Acquisition (3):
West	$9,525	$3,694	$8	$—	$—	$4	$13,231
Midwest	34,819	11,952	51	—	5	29	46,856
South	19,165	5,694	26	—	—	33	24,918
East	(1,072)	952	—	—	—	—	(120)
Corporate	(8,811)	371	1,631	286	549	(22)	(5,996)

Total Pre-Acquisition	$53,626	$22,663	$1,716	$286	$554	$44	$78,889

Including Pre-Acquisition:
West	$27,519	$14,913	$60	$—	$196	$(23)	$42,665
Midwest	50,227	16,918	137	—	6	36	67,324
South	36,152	12,288	66	—	3	33	48,542
East	32,123	18,105	4	—	22	245	50,499
Corporate	(110,362)	952	4,487	87,364	838	(44)	(16,765)

Total Including Pre-Acquisition (2)	$35,659	$63,176	$4,754	$87,364	$1,065	$247	$192,265

	Six Months Ended June 30, 2016
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Transaction Expenses (5)	Severance Expense	Other (4)(6)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$19,219	$10,509	$—	$—	$—	$180	$29,908
Midwest	—	—	—	—	—	—	—
South	12,043	3,910	—	—	—	(50)	15,903
East (3)	28,665	17,143	—	—	—	1,136	46,944
Corporate	(12,010)	225	2,033	574	1,461	(49)	(7,766)

Total Excluding Pre-Acquisition	$47,917	$31,787	$2,033	$574	$1,461	$1,217	$84,989

Pre-Acquisition (3):
West	$13,109	$4,292	$26	$—	$—	$—	$17,427
Midwest	42,867	18,976	88	—	—	705	62,636
South	26,179	8,256	48	—	—	—	34,483
East	(2,543)	2,167	—	—	—	—	(376)
Corporate	(15,520)	796	1,858	—	—	870	(11,996)

Total Pre-Acquisition	$64,092	$34,487	$2,020	$—	$—	$1,575	$102,174

Including Pre-Acquisition:
West	$32,328	$14,801	$26	$—	$—	$180	$47,335
Midwest	42,867	18,976	88	—	—	705	62,636
South	38,222	12,166	48	—	—	(50)	50,386
East (3)	26,122	19,310	—	—	—	1,136	46,568
Corporate	(27,530)	1,021	3,891	574	1,461	821	(19,762)

Total Including Pre-Acquisition (2)	$112,009	$66,274	$4,053	$574	$1,461	$2,792	$187,163

(1)	Figures are for Isle the one and four months ended April 30, 2017, the day before the Company acquired Isle on May 1, 2017. The Company reports its financial results on a calendar fiscal year. Prior to the Company’s acquisition of Isle, Isle’s fiscal year typically ended on the last Sunday in April. Isle’s fiscal 2017 and 2016 were 52-week years, which commenced on April 25, 2016 and April 27, 2015, respectively. Such figures were prepared by the Company to reflect Isles’ unaudited consolidated historical net revenues and Adjusted EBITDA for periods corresponding to the Company’s fiscal quarterly calendar. Such figures are based on the unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(2)	Total figures for 2016 and 2017 include combined results of operations for Isle and the Company for periods preceding the date that the Company acquired Isle. Such presentation does not conform with GAAP or the Securities and Exchange Commission rules for proforma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.
(3)	Figures are for Isle for the three and six months ended June 30, 2016. Such figures were prepared by the Company to reflect Isle’s unaudited consolidated historical net revenues, operating income and Adjusted EBITDA for periods corresponding to the Company’s fiscal quarterly calendar. Such figures are based on the unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(4)	Effective January 1, 2016, the Ohio Lottery Commission enacted a regulatory change which resulted in the establishment of a $1.0 million progressive slot liability and a corresponding decrease in net slot win during the first quarter of 2016. The changes are non-cash and related primarily to prior years. The net non-cash impact to Adjusted EBITDA was $0.6 million for the six months ended June 30, 2016.
(5)	Transaction expenses for the three and six months ended June 30, 2017 represent acquisition costs related to the Isle Acquisition. Transaction expenses for the three and six months ended June 30, 2016 represent acquisition costs related to the Reno Acquisition and includes a credit of $2.0 thousand related to S-1 offering costs.
(6)	Other is comprised of (gain) loss on the sale or disposal of property, equity in loss of unconsolidated affiliate and other regulatory gaming assessments, including the item listed in footnote (4) above.